Exhibit 10.2

EXECUTION VERSION

GUARANTEE AGREEMENT

dated as of

October 10, 2012,

among

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

HARMAN HOLDING GMBH & CO. KG

THE SUBSIDIARIES OF HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Schedules

Schedule I	Subsidiary Loan Parties

Exhibits

Exhibit I	Form of Supplement

GUARANTEE AGREEMENT dated as of October 10, 2012 (this “Agreement”), among HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, HARMAN HOLDING GMBH & CO. KG, the Subsidiaries from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Multi-Currency Credit Agreement dated as of October 10, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Harman International Industries, Incorporated, a Delaware corporation (the “Company”), Harman Holding GmbH & Co. KG, a limited partnership organized under the laws of Germany (the “Additional Borrower”), the Lenders party thereto, the other parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.

(b) The rules of construction specified in subsection 1.2 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Auditing Period” has the meaning assigned to such term in Section 2.04(h).

“Auditor’s Determination” has the meaning assigned to such term in Section 2.04(d).

“Auditor’s Evaluation” has the meaning assigned to such term in Section 2.04(h).

“Capital Impairment” has the meaning assigned to such term in Section 2.04.

“Cash Management Obligations” means any obligations of any Loan Party or other Subsidiary in respect of overdrafts or other liabilities owed to a Lender or an Affiliate of a Lender arising from treasury, depository or cash management services.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Documents, (e) each provider of treasury, depository or cash management services the liabilities in respect of which constitute Cash Management Obligations, (f) each counterparty to any Hedging Agreement the obligations under which constitute Hedging Agreement Obligations, (g) each provider of any line of credit or other bilateral credit facility the obligations under which constitute Other Facility Obligations, (h) each other person to which any Obligation is owed and (i) the successors and assigns of each of the foregoing.

“Domestic Obligations” means all the Obligations of the Company and any Domestic Subsidiary, in each case, other than in respect of any guarantee of the obligations of any Foreign Subsidiary.

“Enforcement Notice” has the meaning assigned to such term in Section 2.04(d).

“Foreign Guarantors” means the Additional Borrower (except with respect to the obligations of the Additional Borrower) and each Subsidiary Loan Party that is a Foreign Subsidiary.

“Foreign Obligations” means all the Obligations of the Additional Borrower and any Foreign Guarantor.

“German GmbH & Co. KG Guarantor” means a Foreign Guarantor incorporated or formed under the laws of Germany and constituted in the form of a limited partnership with a limited liability company as general partner (GmbH & Co. KG).

“German GmbH Guarantor” means a Foreign Guarantor incorporated or formed under the laws of Germany and constituted in the form of a limited liability company (GmbH).

“German Guarantors” means the German GmbH Guarantors and the German GmbH & Co. KG Guarantors.

“Guaranteed Obligations” means:

(i) in the case of the Additional Borrower, the obligations of the Designated Foreign Subsidiaries in respect of all the Hedging Agreement Obligations, all the Cash Management Obligations and all the Other Facility Obligations;

(ii) in the case of the Foreign Guarantors (other than the Additional Borrower), (A) the Loan Document Obligations of the Additional Borrower and (B) the obligations of the Additional Borrower and the Designated Foreign Subsidiaries in respect of all the Hedging Agreement Obligations, all the Cash Management Obligations and all the Other Facility Obligations;

(iii) in the case of the Company, (A) the Loan Document Obligations of the Additional Borrower and (B) the obligations of the other Loan Parties and the other Subsidiaries in respect of all the Hedging Agreement Obligations, all the Cash Management Obligations and all the Other Facility Obligations;

(iv) in the case of the US Guarantors (other than the Company), (A) the Loan Document Obligations of the Borrowers and (B) the obligations of the Loan Parties and the other Subsidiaries in respect of all the Hedging Agreement Obligations, all the Cash Management Obligations and all the Other Facility Obligations.

“Guarantors” means the US Guarantors and the Foreign Guarantors.

“Hedging Agreement Obligations” means all obligations of each Loan Party or other Subsidiary under each Hedging Agreement that is (i) in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.

“Loan Document Obligations” means the due and punctual payment and performance (i) by the Company of the Company Obligations and (ii) by the Additional Borrower of the Additional Borrower Obligations (including, in each case, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Management Determination” has the meaning assigned to such term in Section 2.04(d).

“Management Evaluation” has the meaning assigned to such term in Section 2.04(h).

“Obligations” means, with respect to any Guarantor, its Loan Document Obligations, its Cash Management Obligations, its Hedging Agreement Obligations, its Other Facility Obligations and its Guaranteed Obligations, as applicable.

“Other Facility Obligations” means any Indebtedness or other financial obligations owed to any Lender or Affiliate of a Lender under any line of credit or other bilateral credit facility extended by such Lender or Affiliate to the Company or a Subsidiary, but only to the extent such Indebtedness shall have been incurred in compliance with the provisions of the Credit Agreement.

“Payment Obligation” has the meaning assigned to such term in Section 2.04(a).

“Subsidiary Loan Party” means each Subsidiary that is a party hereto on the date hereof and each Subsidiary that becomes a party hereto pursuant to Section 5.13.

“US Guarantors” means the Company (except with respect to the obligations of the Company) and each Subsidiary Loan Party that is not a Foreign Subsidiary.

ARTICLE II

Guarantees

SECTION 2.01. Guarantees. Each Guarantor unconditionally and irrevocably guarantees, jointly with the other applicable Guarantors and severally, to the Administrative Agent, for the ratable benefit of the Credit Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of its Guaranteed Obligations. Each Guarantor further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. (a) Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Credit Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Credit Party in favor of the Borrowers, any other party, or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.

(b) As an original and independent obligation under this guarantee, each Guarantor shall:

(i) indemnify the Administrative Agent and each other Credit Party and its successors, endorsees, transferees and assigns and keep the Administrative Agent and each other Credit Party indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure of such Guarantor’s Obligation to be paid when due or resulting from any of such Obligations being or becoming void, voidable, unenforceable or ineffective against any Loan Party liable therefor (including, but without limitation, all legal and other costs, charges and expenses incurred by each Credit Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this guarantee); and

(ii) pay on demand the amount of such costs, losses, expenses and liabilities whether or not the Administrative Agent or any of the other Credit Parties has attempted to enforce any rights against any Loan Party or any other Person or otherwise.

SECTION 2.03. No Limitations. (a) Subject to Section 2.04 and except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, any impossibility in the performance of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Credit Party for the Guaranteed Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations). Each Guarantor expressly authorizes the Credit Parties to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations. The Administrative Agent and the other Credit Parties may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the applicable Guaranteed Obligations in respect of which such Guarantor is liable have been fully and indefeasibly paid in full in cash or immediately available funds or the guarantee of such Guarantor has been terminated and released pursuant to Section 5.12. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be.

SECTION 2.04. German Guarantee Limitations. (a) Each Credit Party agrees not to enforce against a German Guarantor any payment obligation arising out of the guarantee contained in Section 2.01 (the “Payment Obligation”) if and to the extent (i) such Payment Obligation secures obligations of an affiliated company (verbundenes Unternehmen) of such German Guarantor within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the German Guarantor’s Subsidiaries) and (ii) the enforcement of such Payment Obligation would cause the German Guarantor’s or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s net assets (Reinvermögen), i.e., assets (the calculation of which shall include all items set forth in Section 266(2) A., B. and C. of the German Commercial Code (Handelsgesetzbuch)) minus liabilities and liability reserves (the calculation of which shall include all items set forth in Section 266(3) B., C. and D. of the German Commercial Code (Handelsgesetzbuch)) to fall below its stated share capital (Stammkapital) (Begründung einer Unterbilanz) or, if such net assets are already less than its stated share capital (Stammkapital), would cause such amount to be further reduced (Vertiefung einer Unterbilanz) (such event a “Capital Impairment”) and such enforcement would result in a violation of Section 30 of the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – “GmbHG”) provided that for the purposes of calculating the amount to be enforced (if any) the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase of stated share capital (Stammkapital) of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner that has been effected without the prior written consent of the Administrative Agent shall be deducted from the stated share capital (Stammkapital);

(ii) liabilities arising from loans provided to the relevant German Guarantor by the Company or any of its Subsidiaries shall be disregarded if such loans are subordinated within the meaning of Section 39(2) of the German Insolvency Code (Insolvenzordnung); and

(iii) any loans and other contractual liabilities incurred by the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner in violation of the provisions of any of the Loan Documents shall be disregarded.

(b) Upon delivery of an Enforcement Notice (as defined below) and upon request of the Administrative Agent, the German Guarantor shall as soon as reasonably practicable and in any event within three months after such notice realize any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset, which is not necessary for the German Guarantor’s business (betriebsnotwendig). After the expiry of such three months period the German Guarantor shall notify the Administrative Agent of the amount of the proceeds from the sale and submit an accompanying statement to the Administrative Agent stating the amount of the net assets (Reinvermögen) of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner, and the amount by which such net assets (Reinvermögen) exceed its respective registered share capital, each recalculated (as of the date of delivery of an Enforcement Notice) for the purposes of paragraph (a) hereof to take into account such proceeds.

(c) The limitations set out in paragraph (a) hereof shall not apply:

(i) in relation to and to the extent the proceeds of any borrowings under the Credit Agreement have been on-lent, or otherwise passed on, to such German Guarantor or any of its Subsidiaries and have not been repaid; and

(ii) to a German Guarantor which is a party to a domination agreement (Beherrschungsvertrag) as dominated entity (beherrschtes Unternehmen) or obliged to transfer its profits pursuant to a profit and loss transfer agreement (Gewinnabführungsvertrag), provided that in such case the Credit Parties shall in any event be entitled to enforce the Payment Obligation up to the amount enforceable pursuant to paragraph (a) above but may enforce the Payment Obligation in a higher amount only to the extent that such enforcement would not result in a personal liability of any officer of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner.

(d) The limitations set out in paragraph (a) hereof only apply if and to the extent that:

(i) within ten (10) Business Days following the notification by any Credit Party of its intention to enforce the Payment Obligation (the “Enforcement Notice”), the managing director(s) on behalf of the relevant German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner has/have confirmed in writing to the Administrative Agent to what extent the Payment Obligation cannot be enforced as it would cause a Capital Impairment within the meaning of paragraph (a) above (taking into account the adjustments set out in paragraph (a)(i) to (iii) above) and such confirmation is supported by evidence reasonably satisfactory to the Administrative Agent (the “Management Determination”) and the Administrative Agent (acting on behalf of the relevant Credit Party) has not contested this; or

(ii) within twenty (20) Business Days from the date the Administrative Agent has contested the Management Determination, the Administrative Agent receives a determination by the German Guarantor’s auditors of the amount that could have been enforced on the date the Enforcement Notice without causing a Capital Impairment within the meaning of paragraph (a) above (the “Auditor’s Determination”). The amount determined in the Auditor’s Determination shall (except for manifest error) be binding for the Loan Parties and the Credit Parties. The costs of the Auditor’s Determination shall be borne by the relevant German Guarantor.

(e) If the Administrative Agent disagrees with the Auditor’s Determination, the Credit Parties shall be entitled to enforce the Payment Obligation up to the amount which is undisputed between themselves and the German Guarantor. In relation to the amount which is disputed, the Credit Parties shall be entitled to further pursue their claims (if any) and the German Guarantor shall be entitled to prove that this amount is necessary for maintaining its or, in the case of a German GmbH & Co. KG Guarantor, its general partner’s stated share capital (Stammkapital) without violation of Section 30 GmbHG (calculated as of the date that the Enforcement Notice was given).

(f) If the Payment Obligation was enforced without limitation because the Management Determination and/or the Auditor’s Determination (as the case may be) was not delivered within the relevant time or for any other reason, the Credit Parties shall promptly upon demand by the relevant German Guarantor repay to such German Guarantor any amount which is necessary pursuant to Section 30 GmbHG to maintain the stated share capital (Stammkapital) of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, its general partner, calculated as of the date that the Enforcement Notice was given provided the relevant Credit Party has received a corresponding amount by the relevant German Guarantor as a consequence of enforcement of the relevant Payment Obligation.

(g) Furthermore, each Credit Party agrees not to enforce against a German Guarantor any Payment Obligation if and to the extent (i) such Payment Obligation secures obligations of an affiliated company (verbundenes Unternehmen) of such German Guarantor within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the relevant German Guarantor’s subsidiaries) and (ii) such enforcement would result in the illiquidity of the German Guarantor (Zahlungsunfähigkeit) in the meaning of Section 17 subsection 2 German Insolvency Code (Insolvenzordnung) and (iii) such enforcement would provoke the liability of the managing director(s) of the German Guarantor under Section 64 sentence 3 GmbHG, provided that for the purposes of calculating illiquidity in the meaning of this paragraph

(i) any liabilities of the relevant German Guarantor to the Company or any of its Subsidiaries shall be disregarded if and to the extent these liabilities were – with respect to the ordinary course of business – created or not realized in abusive interference with the relevant German Guarantor’s liquidity, particularly in order to avoid the enforcement by the German Guarantor, or if the due date of the respective liabilities deviates from the due dates usually agreed between the parties with respect to their ordinary course of business, and

(ii) any outstanding claims – including any rights of recourse – of the relevant German Guarantor against the Company or any of its Subsidiaries that would not be considered under Section 17 subsection 2 German Insolvency Code particularly due to lacking maturity, deferral or enforceability (Durchsetzbarkeit) shall be considered as disposable liquidity of such German Guarantor (frei verfügbare Liquidität), if and to the extent these claims were – with respect to the ordinary course of business – created or not realized in abusive interference with the relevant German Guarantor’s liquidity, particularly in order to avoid the enforcement by a Credit Party, or if the due date or the contractual enforceability of the respective claims deviates from the usual agreements between the parties with respect to their ordinary course of business, and

(iii) any payments effected by the relevant German Guarantor to the Company or any of its Subsidiaries that were beyond the ordinary course of business (gewöhnlicher Geschäftsverlauf) shall be regarded as disposable liquidity of the relevant German Guarantor (frei verfügbare Liquidität).

(h) The limitation set out in Clause (g) shall only apply if and to the extent that:

(i) within ten (10) Business Days after the receipt of the Enforcement Notice by the relevant German Guarantor, the managing director(s) on behalf of such German Guarantor has/have confirmed in writing to the respective Credit Party:

(1) the extent to which the Security secures obligations of an affiliated company (verbundenes Unternehmen) of the relevant German Guarantor within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the relevant German Guarantor’s subsidiaries); and to what extent the Security cannot be enforced as this would result in the illiquidity of the relevant German Guarantor and the liability of the directors within the meaning of Clause (g) and such confirmation is supported by evidence reasonably satisfactory to the Credit Party; and

(2) such confirmation is supported by evidence by means of unaudited liquidity statements (Liquiditätsbilanz) in which the current cash and cash equivalents (together “Cash”) and the cash available within the next three weeks are opposed to the liabilities which will become due within the next three weeks and a liquidity schedule (Liquiditätsplan) showing the liquidity of the relevant German Guarantor for the preceding 12 months and the expected liquidity during the subsequent two months (the liquidity statements and the liquidity schedule jointly the “Management Evaluation”) and the Credit Party has not contested this; and

(3) that all reasonable measures within ordinary course of business have been taken or will promptly be taken – including the realisation of assets of the relevant German Guarantor – in order to increase the liquidity of the German Guarantor and this confirmation is supported by reasonable evidence, or

(ii) within twenty (20) Business Days from the date on which a Credit Party has contested the Management Evaluation made in accordance with this Clause (h) (i) (the “Auditing Period”), the Credit Party receives liquidity statements with an auditor’s confirmation of the amount that could have been enforced on the date of the Enforcement Notice without causing illiquidity within the meaning of Clause (g) (the “Auditor’s Evaluation”). For the avoidance of doubt, in case the Management Evaluation is contested, the Credit Party shall not enforce the payment obligations created hereunder (Versprechen, zeitweilig nicht zu vollstrecken) prior to the expiry of the Auditing Period. The costs of the Auditor’s Evaluation shall be borne by the relevant German Guarantor.

(i) If a Credit Party disagrees with the Auditor’s Evaluation, the Credit Party shall be entitled to enforce the Security up to the amount which is undisputed between itself and the relevant German Guarantor. In relation to the amount which is disputed, and if and to the extent the factual basis for the Management Evaluation and the Auditor’s Evaluation particularly with regard to the liquidity of the relevant German Guarantor has changed after the point in time to which the Auditor’s Evaluation relates, the Credit Party shall be entitled to further pursue its claims (if any) and the relevant German Guarantor shall be entitled to prove that this amount is necessary for avoiding illiquidity in the meaning of Section 17 subsection 2 German Insolvency Code (Insolvenzordnung) (calculated in accordance with Clause (g)). The Auditor’s Evaluation does not prevent the Credit Party from initiating court proceedings if it holds that the prerequisites of an abusive interference as set forth in Section (g) (i) and (ii) are met.

(j) No reduction of the amount enforceable under this guarantee in accordance with the above limitations will prejudice the rights of the Credit Parties to continue enforcing the guarantee (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the guaranteed claims. For the avoidance of doubt, nothing in this Section 2.04 shall affect the right of the Credit Parties (or any of them) to accelerate the Loans pursuant to Section 9 of the Credit Agreement.

SECTION 2.05. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of its Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Credit Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

SECTION 2.06. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay its Guaranteed Obligation as expressly contemplated by Section 2.01 when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Credit Parties in cash the amount of its unpaid Guaranteed Obligation owed. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.07. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of each of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Credit Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), each Borrower agrees that in the event a payment in respect of any obligation shall be made by any Guarantor under this Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation in respect of which the Contributing Party is liable hereunder and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Company as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors liable for such Obligation (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall (subject to Section 3.03) be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03. Limitations, Subordination. Notwithstanding any provision of this Agreement to the contrary, to the extent permitted by law and to the extent to do so would not constitute unlawful financial assistance, the Guarantors shall have no rights under Sections 3.01 and 3.02 and shall not exercise any other rights of indemnity, contribution or subrogation under applicable law or otherwise until all of the payment in full in cash of the Obligations owed by the Loan Party against whom the Guarantor would otherwise have rights under Section 3.01 or 3.02. No failure on the part of the Company or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE IV

Representations and Warranties

Each Guarantor represents and warrants that the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Guarantor’s Capital Stock, and that this Agreement has been duly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in subsection 11.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Company as provided in subsection 11.2 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with subsections 11.1 of the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in subsection 11.5 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by any Guarantor arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations subject to the provisions of this Agreement. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Credit Party. All amounts due under this Section 5.03 shall be payable on written demand therefor.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Credit Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Credit Party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Credit Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder (and any such assignment or transfer shall be void) except as expressly provided in this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 5.07. Severability; Limitation by Law. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 5.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Credit Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Credit Party to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement owed to such Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Agreement and although such obligations may be unmatured. Each Credit Party agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Credit Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Credit Party under this Section 5.08 are in addition to other rights and remedies (including other rights of set-off) that such Credit Party may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, provided that the provisions set forth in Section 2.04 shall be construed in accordance with and governed by the laws of the Federal Republic of Germany.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor, or their respective properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 5.09. Each of the Loan Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Termination or Release. (a) This Agreement and the guarantees made herein shall terminate when all of the Loan Document Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Loan Party (other than the Additional Borrower) shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary, provided that the Majority Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Following the occurrence of a Ratings Guarantee Event, any Subsidiary Loan Party (including, for the avoidance of doubt, the Additional Borrower) shall be released from its obligations under this Agreement if (i) at the time of such release no Default or Event of Default shall have occurred and be continuing or would result from such release and (ii) the Company shall have delivered to the Administrative Agent a notice requesting such release and confirming the occurrence of a Ratings Guarantee Event and the satisfaction of the condition set forth in the preceding clause (i).

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.12, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.13. Additional Subsidiaries. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Loan Party and a Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Loan Party and a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED,

By:	/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	Executive Vice President and General Counsel

HARMAN HOLDING GMBH & CO. KG,

By:	Harman Management GmbH,
Its General Partner

By:	/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	Managing Director with sole power of representation

HARMAN BECKER AUTOMOTIVE SYSTEMS, INC.,

By:	/s/ Todd Suko
	Name:	Todd Suko
	Title:	Vice President and Secretary

HARMAN FINANCIAL GROUP LLC,

By:	/s/ Todd Suko
	Name:	Todd Suko
	Title:	Vice President

[Signature Page to Guarantee Agreement]

HARMAN INC. & CO. KG,
By:	Harman International Industries, Incorporated, Its General Partner

By:	/s/ Michael Mauser
	Name:	Michael Mauser
	Title:	Co-President Infotainment and Lifestyle

HARMAN PROFESSIONAL, INC.,

By:	/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	Vice President and Secretary

HARMAN EMBEDDED AUDIO, LLC,

By:	/s/ Todd Suko
	Name:	Todd Suko
	Title:	Managing Member

HARMAN DEUTSCHLAND GMBH,

By:	/s/ Todd A. Suko
	Name:	Todd A. Suko
	Title:	Managing Director with sole power of representation

[Signature Page to Guarantee Agreement]

HARMAN BECKER AUTOMOTIVE SYSTEMS GMBH,

By:	/s/ Michael Mauser
	Name:	Michael Mauser
	Title:	Co-President Infotainment and Lifestyle

By:	/s/ Harry Andersson Bettencourt
	Name:	Harry Andersson Bettencourt
	Title:	Proxy Holder

[Signature Page to Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:	/s/ James A. Knight
	Name:	James A. Knight
	Title:	Vice President

[Signature Page to Guarantee Agreement]